                                                                    EXHIBIT 99.3



                              EMPLOYMENT AGREEMENT

                                     Between

                                  SALTON, INC.

                                       And

                                 WILLIAM B. RUE

                                TABLE OF CONTENTS

EMPLOYMENT AGREEMENT..............................................................................................1
Article I. DEFINITIONS............................................................................................1
   1.1   Accrued Annual Base Salary...............................................................................1
   1.2   Accrued Annual Incentive Bonus...........................................................................1
   1.3   Affiliate................................................................................................1
   1.4   Anniversary Date.........................................................................................1
   1.5   Annual Base Salary.......................................................................................1
   1.6   Annual Incentive Bonus...................................................................................1
   1.7   Beneficiary..............................................................................................1
   1.8   Board....................................................................................................1
   1.9   Cause....................................................................................................2
   1.10  Change in Control........................................................................................2
   1.11  Code.....................................................................................................3
   1.12  Common Stock.............................................................................................3
   1.13  Commencement Date........................................................................................3
   1.14  Company..................................................................................................3
   1.15  Compensation Committee...................................................................................3
   1.16  Contract Term............................................................................................3
   1.17  Date of Termination......................................................................................3
   1.18  Disability...............................................................................................3
   1.19  Excise Tax...............................................................................................3
   1.20  Executive................................................................................................3
   1.21  Exempt Person............................................................................................4
   1.22  Fair Market Value........................................................................................4
   1.23  Fiscal Year..............................................................................................4
   1.24  Good Reason..............................................................................................4
   1.25  Incumbent Directors......................................................................................5
   1.26  Notice of Consideration..................................................................................5
   1.27  1934 Act.................................................................................................5
   1.28  Performance Period.......................................................................................5
   1.29  Permitted Transferee.....................................................................................5
   1.30  Person...................................................................................................5
   1.31  Prorata Annual Incentive Bonus...........................................................................5
   1.32  SEC Person...............................................................................................5
   1.33  Stock Option.............................................................................................5
   1.34  Subsidiary...............................................................................................5
   1.35  Target Bonus.............................................................................................6
   1.36  Taxes....................................................................................................6
   1.37  Tax Gross-Up Payment.....................................................................................6
   1.38  Termination of Employment................................................................................6
   1.39  Termination of Employment Without Cause..................................................................6
Article II. DUTIES................................................................................................6
   2.1   Duties...................................................................................................6
   2.2   Other Activities.........................................................................................6

Article III. TERM OF AGREEMENT....................................................................................6
   3.1   Term.....................................................................................................7
Article IV. COMPENSATION..........................................................................................8
   4.1   Salary...................................................................................................8
   4.2   Bonus....................................................................................................8
Article V. STOCK OPTION GRANT.....................................................................................9
   5.1   Grant of Stock Options...................................................................................9
   5.2   Terms and Conditions of Options..........................................................................9
Article VI. OTHER BENEFITS........................................................................................9
   6.1   Incentive, Savings and Retirement Plans.................................................................10
   6.2   Welfare Benefits........................................................................................10
   6.3   Fringe Benefits.........................................................................................10
   6.4   Vacation................................................................................................10
   6.5   Expenses................................................................................................10
   6.6   Office and Support Staff................................................................................10
   6.7   Tax Gross-Up Payment....................................................................................10
Article VII. TERMINATION BENEFITS................................................................................11
   7.1   Termination of Employment for Cause or Other Than for Good Reason.......................................11
   7.2   Termination of Employment for Death or Disability.......................................................12
   7.3   Termination of Employment By The Company Without Cause Or By the Executive for Good Reason..............12
   7.4   Termination Benefits upon a Change in Control...........................................................13
   7.5   Other Termination Benefits..............................................................................15
   7.6   Waiver and Release......................................................................................15
Article VIII. RESTRICTIVE COVENANTS..............................................................................15
   8.1   Non-Solicitation of Employees; Confidentiality; Non-Competition.........................................15
   8.2   Share Holding Restrictions..............................................................................15
   8.3   Injunction..............................................................................................16
Article IX. MISCELLANEOUS........................................................................................17
   9.1   Full Settlement.........................................................................................17
   9.2   Enforcement.............................................................................................17
   9.3   Assignment, Successors..................................................................................17
   9.4   Beneficiary.............................................................................................18
   9.5   Nonalienation of Benefits...............................................................................18
   9.6   Severability............................................................................................18
   9.7   Amendment and Waiver....................................................................................18
   9.8   Notices.................................................................................................18
   9.9   Counterpart Originals...................................................................................18
   9.10  Entire Agreement........................................................................................19
   9.11  Effect on Other Agreements..............................................................................19
   9.12  Applicable Law..........................................................................................19
   9.13  Survival of Executive's Rights..........................................................................19

                              EMPLOYMENT AGREEMENT

         THIS AGREEMENT, effective as of January 1, 2003 is made by and between Salton, Inc., a Delaware corporation (hereinafter the "Company"), and William B. Rue (the "Executive"), a resident of the State of Illinois; and

         WHEREAS, the Company and Executive entered into an Employment Agreement (the "Prior Agreement") dated as of December 19, 1997 as amended which expires on December 31, 2002; and

         WHEREAS, the Company desires to continue to employ the Executive after December 31, 2002, and Executive is willing to render such services, in accordance with the terms herein set forth; and

         NOW, THEREFORE, in consideration of the mutual undertakings of the parties hereto, the Company and the Executive agree as follows:

                                   Article I.

                                   DEFINITIONS

         1.1 "Accrued Annual Base Salary" means that portion of the Executive's Annual Base Salary which is accrued but unpaid as of the Date of Termination.

         1.2 "Accrued Annual Incentive Bonus" means the amount of any Annual Incentive Bonus earned with respect to the calendar year ending prior to the Date of Termination but which is unpaid as of the Date of Termination.

         1.3 "Affiliate" means any corporation or other entity which directly or through intervening entities owns more than thirty five percent (35%) of the combined power or value of all shares of stock of a corporation or more than thirty five percent (35%) of the capital and profits interest of an unincorporated entity, and any corporation or other entity so owned by an Affiliate.

         1.4 "Anniversary Date" means any annual anniversary of the Commencement Date.

         1.5  "Annual Base Salary" means that term as defined in Section 4.1.

         1.6 "Annual Incentive Bonus" has the meaning specified in Section 4.2 of this Agreement.

         1.7  "Beneficiary" means that term as defined in Section 9.4.

         1.8  "Board" means that term as defined in Section 2.1.

         1.9 "Cause" means (a) the Executive's committing any felony or other crime involving dishonesty or (b) willful or intentional material breach of this Agreement including but not limited to intentionally or willfully wrongful conduct in performing or refusing to perform the duties under this Agreement; provided that Cause as defined in Clause (b) shall not constitute Cause unless Executive is provided with written notice ("Notice to Cure") of such cause and fails to cure it within a reasonable period (not less than 15 nor more than 30 days) after receipt of the Notice to Cure, except that Executive will not be entitled to a Notice to Cure and opportunity to cure if the Executive knew that the wrongful conduct would result in material harm to the Company; and provided further that the Company shall not be required to provide the Notice to Cure in cases of repeated acts or omissions (provided that notice with respect to such act shall have been given at least once); and provided further that Cause as defined in clause (b) shall not mean:

              (i)   bad judgment;

              (ii)  negligence;

              (iii) any act or omission believed by the Executive in good faith to have been in or not opposed to the interest of the Company (without intent of the Executive to gain therefrom, directly or indirectly, a profit to which the Executive was not legally entitled); or

              (iv) any act or omission with respect to which notice of termination of employment of the Executive is given more than twelve (12) months after the earliest date on which any member of the Board who is not a party to the act or omission, knew of such act or omission.

         1.10 "Change in Control" shall be deemed to have occurred upon any of the following events:

              (a)   any person (as such term is used in Rule 13d-5 of the 1934
         Act) or group (as such term is defined in Section 13(d) of the 1934
         Act) (collectively, "SEC Person"), other than any Exempt Person becomes the beneficial owner of twenty-five percent (25%) or more of the Common Stock of the Company or of securities of the Company that are entitled to vote generally in the election of directors of the Company ("Voting Securities") representing twenty-five percent (25%) or more of the combined voting power of all Voting Securities of the Company;

              (b) within a period of 24 months or less, the individuals who, as of any date on or after January 1, 2003, constitute the Board (the "Incumbent Directors") cease for any reason to constitute at least seventy five percent (75%) of the Board unless at the end of such period, seventy five percent (75%) of individuals then constituting the Board are persons who are Incumbent Directors or were nominated upon the recommendation of seventy five percent (75%) of the Incumbent Directors;

              (c) consummation of a merger, reorganization or consolidation ("Merger") with respect to which the individuals and entities who were the respective beneficial owners of Common Stock and Voting Securities of the Company immediately before such Merger do not, after such Merger, beneficially own, directly or indirectly, more than fifty percent (50%) of, respectively, the common stock and the combined voting power of the Voting Securities of the corporation resulting from such Merger in substantially the same proportion as their ownership immediately before such Merger; or

              (d) consummation of the sale or other disposition of all or substantially all of the assets of the Company; or

              (e) approval by the stockholders of the Company of a complete liquidation of the Company.

Notwithstanding the foregoing, there shall not be a Change in Control if, in advance of such event, Executive agrees in writing that such event shall not constitute a Change in Control.

         1.11 "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         1.12 "Common Stock" means common stock of the Company.

         1.13 "Commencement Date" means that term as defined in Section 3.1.

         1.14 "Company" has the meaning specified in the recitals to this Agreement.

         1.15 "Compensation Committee" means the Company's compensation committee as formed, elected and reelected by the Board.

         1.16 "Contract Term" has the meaning specified in Section 3.1 of this Agreement.

         1.17 "Date of Termination" means the date as of which the Executive's employment with the Company is terminated by the Company or by the Executive for any reason including, but not limited to, death or Disability.

         1.18 "Disability" means a mental or physical condition which, in the opinion of the Board, renders Executive unable or incompetent to carry out the job responsibilities which such Executive held or the duties to which Executive was assigned at the time the disability was incurred, which has existed for at least three (3) months and which in the opinion of a physician mutually agreed upon by the Company and Executive (provided that neither party shall unreasonably withhold his agreement) is expected to be permanent or to last for an indefinite duration or a duration in excess of six (6) months.

         1.19 "Excise Tax" has the meaning specified in Section 6.7.

         1.20 "Executive" has the meaning specified in the recitals to this Agreement.

         1.21 "Exempt Person" means (i) the Company, (ii) any Subsidiary of the Company, and (iii) any employee benefit plan of the Company or any Subsidiary of the Company, or any entity holding Common Stock of the Company for or pursuant to the terms of any such plan or related trust, and (iv) Centre Capital Investors II, L.P., Centre Capital Tax Exempt Investors II, L.P., Centre Capital Offshore Investors II, L.P., Centre Parallel Management Partners, L.P., Centre Partners Coinvestment, L.P., State Board of Administration of Florida or any of their respective Affiliates or Associates (collectively, the "Centre Partners Entities") to the extent the

Centre Partners Entities shall beneficially own in the aggregate up to, but not exceeding, 35% of the outstanding shares of Common Stock then outstanding.

         1.22 "Fair Market Value" means (a) the average of the high and low prices of the Common Stock reported on the New York Stock Exchange, (b) if the Common Stock shall not then be listed on the New York Stock Exchange but there is a public market for the Common Stock, the average of the high and low prices of the Common Stock on the national securities exchange on which the Common Stock is traded, or if no quotations are available, the average high bid and low asked quotations in the over-the-counter market, or (c) if there is no public market for the Common Stock, the fair market value of the Common Stock determined by the Compensation Committee through whatever means or method as in the good faith exercise of its discretion it shall at the time deem appropriate.

         1.23 "Fiscal Year" means the 52-53 week period ending on the Saturday closest to June 30.

         1.24 "Good Reason" means the occurrence of any one of the following events unless Executive specifically agrees in writing that such event shall not be Good Reason:

              (a) any material breach of the Agreement by the Company including, but not limited to:

              (i) the failure of the Company to comply with the provisions of Articles IV, V or VI of the Agreement;

              (ii) failure to appoint, elect or reelect the Executive as a member of the Board;

              (iii) causing or requiring Executive to report to anyone other than the Chief Executive Officer or the Board; or

              (iv) assignment of duties materially inconsistent with his position and duties described in this Agreement;

              (b) the failure of the Company to assign this Agreement to a successor to the Company or failure of a successor to the Company to explicitly assume and agree to be bound by the Agreement; or

              (c) the Company's requiring the Executive to be based at any office or location more than 50 miles from the Company's offices as of the date of execution of this Agreement in Lake Forest, Illinois.

Notwithstanding the foregoing, no act or omission by the Company shall constitute Good Reason unless (i) Executive notifies the Company as soon as practicable of the act or omission constituting such Good Reason and Company fails to cure such act or omission within the thirty (30) day period following such notice, and (ii) Executive's Termination of Employment for Good Reason occurs promptly after the expiration of the thirty (30) day cure period.

         1.25 "Incumbent Directors" means that term as defined in the definition of Change in Control.

         1.26 "Notice of Consideration" means that term as defined in Section 7.1."

         1.27 "1934 Act" means the Securities Exchange Act of 1934, as amended.

         1.28 "Performance Period" means the six-month period commencing on January 1, 2003 and ending on June 28, 2003, and thereafter each period of time beginning on the first day of each Fiscal Year and ending the last day of each Fiscal Year included in the term of this Agreement.

         1.29 "Permitted Transferee" means the spouse of the Executive, a lineal descendent of the Executive or a spouse of a lineal descendent of the Executive or a trust, limited partnership or other entity principally benefiting all or a portion of such individuals.

         1.30 "Person" means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity or government (whether federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

         1.31 "Prorata Annual Incentive Bonus" means (a) the product of the amount of the actual Annual Incentive Bonus to which the Executive would have been entitled if he had been employed by the Company on the last day of the Performance Period containing the Date of Termination and based upon the Company's actual level of achievement of the performance goals established for such Performance Period, multiplied by (b) a fraction of the numerator of which is the numbers of days which have elapsed in such Performance Period through the Date of Termination and the denominator of which is the number of days in the Performance Period.

         1.32 "SEC Person" means that term as defined in the definition of Change in Control.

         1.33 "Stock Option" means an option to purchase shares of Common Stock.

         1.34 "Subsidiary" means, with respect to any Person, (a) any corporation or other entity of which an aggregate of more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person and/or one or more Subsidiaries of such Person, and (b) any partnership in which such Person and/or one or more Subsidiaries of such Person shall have an interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%).

         1.35 "Target Bonus" means, as of a certain date, an amount equal to the product of Annual Base Salary (or portion thereof payable with respect to the applicable Performance Period for any Performance Period less than a full year) determined as of such date multiplied by the percentage of such Annual Base Salary to which Executive would have been entitled immediately prior to such date under the annual incentive plan for the applicable Performance

Period if the performance goals established pursuant to such annual incentive plan were achieved at the 100% (target) level as of the end of the applicable Performance Period; provided, however, that any reduction in Executive's Base Salary or Annual Incentive Bonus that would qualify as Good Reason shall be disregarded for purposes of this definition. For clarity, for the period ended December 31, 2002, the Target Bonus was 100% of Annual Base Salary.

         1.36 "Taxes" means the incremental federal, state and local income, employment, excise and other taxes payable to the Executive with respect to any applicable item of income.

         1.37 "Tax Gross-Up Payment" means an amount payable to the Executive in immediately available funds such that after payment of Taxes on such payment there remains a sufficient amount to pay the Taxes being reimbursed.

         1.38 "Termination of Employment" occurs the first day on which an individual is for any or no reason no longer employed by the Company.

         1.39 "Termination of Employment Without Cause" means a termination of the Executive's employment by the Company for any reason other than Cause, Disability, or termination at the end of the Contract Term after the Company's giving an Expiration Notice.

                                   Article II.

                                     DUTIES

         2.1 Duties. The Executive shall be a member of the Board of Directors (the "Board") of the Company and President and Chief Operating Officer of the Company. Executive shall direct and supervise all operations of the Company; it being contemplated that the stockholders and Directors of the Company will elect, re-elect, and appoint, as applicable, the Executive as a member of the Board and to the office of President and Chief Operating Officer throughout the Contract Term. During the Contract Term, and excluding any periods of vacation, sick leave or disability to which the Executive is entitled, the Executive agrees to devote the Executive's full attention and time to the business and affairs of the Company and to use the Executive's best efforts to perform faithfully and efficiently the duties and responsibilities of the Executive's positions as described herein.

         2.2 Other Activities. During the Contract Term, it shall not be a violation of this Agreement for the Executive to (a) serve on corporate, civic or charitable boards or committees, (b) deliver lectures, fulfill speaking engagements or teach at educational institutions or (c) manage personal investments, so long as such activities do not significantly interfere with the performance of the Executive's duties in accordance with this Agreement.

                                  Article III.

                                TERM OF AGREEMENT

         3.1 Term. The term (the "Contract Term") shall mean the initial term of this Agreement plus any extensions thereto. Subject to the extension and termination provisions hereinafter provided, the Contract Term of this Agreement shall begin on January 1, 2003 (the

"Commencement Date") and end on the last day of the Fiscal Year closest to June 30, 2006 (the "Initial Term"), or such later date to which the Contract Term is extended under the following sentence. Commencing on July 1, 2005, the Contract Term shall automatically be extended each day by one day to create a new one-year term until, at any time after July 1, 2005, the Company delivers written notice (an "Expiration Notice") to Executive or Executive delivers an Expiration Notice to the Company, in either case that the Agreement shall expire on a date specified in the Expiration Notice (the "Expiration Date") that is not less than twelve (12) months after the date the Expiration Notice is delivered to the Company or Executive, as applicable, subject to subsections (a) and (b) below. Except as provided in Article VII, the employment of Executive by the Company shall not be terminated prior to the end of the Contract Term.

              (a) Expiration Notice After a Change in Control. If an Expiration Notice is given by the Company after a Change in Control, the Agreement shall expire on the Expiration Date specified in the Expiration Notice, which shall in no event be earlier than two (2) years after the Change in Control.

              (b) Expiration Notice During an Imminent Control Change Period. If an Expiration Notice is given during an Imminent Control Change Period, the Agreement shall expire on the Expiration Date specified in the Expiration Notice, or, if later, at the time specified below:

              (i) two (2) years after a Change in Control if the Imminent Control Change Period is terminated by a Change in Control; or

              (ii) the expiration of the Imminent Control Change Period if the Imminent Control Change Period is not terminated by a Change in Control.

              (c) Definition of Imminent Control Change Period. "Imminent Control Change Period" means any of the following:

              (i) The period commencing on the date the Company enters into an agreement the consummation of which would constitute a Change in Control and ending the earlier of a Change in Control or the date such agreement is terminated, cancelled or expires without a Change in Control occurring;

              (ii) The period commencing on the date any SEC Person commences a "tender offer" (as such term is used in Section 14(d) of the 1934 Act) or exchange offer, which, if consummated, would result in a Change in Control and ending on the earlier of the date a Change in Control occurs or the date such tender offer or exchange offer is withdrawn or terminates without a Change in Control occurring;

              (iii) The period commencing on the date any SEC Person files with the SEC a preliminary or definitive proxy solicitation or election contest to elect or remove one or more members of the Board, which, if consummated or effected, would result in a Change in Control, and ending on the earliest of (1) the date a Change in Control occurs or (2) the date the validity of such proxy solicitation or election contest expires under relevant state corporate law, or (3) the date such proxy solicitation or election context culminates in a stockholder vote; or

              (iv) The period commencing on the date any SEC Person other than any Exempt Person becomes the beneficial owner of ten percent (10%) or more of the Common Stock of the Company or Voting Securities representing ten percent (10%) or more of the combined voting power of all Voting Securities of the Company and such SEC Person files a statement with the SEC pursuant to Section 13(d) of the 1934 Act (or other filing with the SEC) that includes a certification by such SEC Person to the effect that such beneficial ownership does have the purpose of changing or influencing the control of the Company, and ending the earlier of the date a Change in Control occurs or the twelve (12) month anniversary of such filing.

              Notwithstanding the foregoing, an Imminent Control Change Period will lapse on the date a majority of the members of the Incumbent Directors make a good faith determination that any event or condition described in clauses (i), (ii) or (iii) of this definition no longer constitutes an Imminent Control Change Period, provided that such determination may not be made prior to the twelve (12) month anniversary of the first date of the Imminent Control Change Period.

                                   Article IV.

                                  COMPENSATION

         4.1 Salary. Commencing with the Commencement Date, the Company shall pay to the Executive in accordance with the normal payroll practices of the Company an annual salary at a rate of $600,000 per year (the "Annual Base Salary"). Commencing on January 1, 2004 and on each January 1 during the Contract Term thereafter, the Annual Base Salary shall be increased by a percentage equal to the lesser of (a) ten percent (10%) or (b) the percentage increase (but not less than zero) in the Company's consolidated earnings before income taxes, depreciation, amortization and extraordinary items as determined in accordance with generally accepted accounting principles consistently applied during the calendar year ending on the December 31 immediately prior to the applicable January 1. After any increase to Annual Base Salary pursuant to the immediately prior sentence, the term "Annual Base Salary" shall thereafter refer to the increased amount. Any increase in Annual Base Salary shall not serve to limit or reduce any other obligation to the Executive under this Agreement. Annual Base Salary shall not be reduced after any such increase without the express written consent of the Executive.

         4.2  Bonus.

              (a) In respect of the outstanding 2002 calendar year annual incentive bonus accrued under the terms of the Prior Agreement ("2002 Bonus"), Executive hereby waives and releases all rights, claims and demands for the 2002 Bonus under the Prior Agreement. In exchange for Executive's waiver and release of the 2002 Bonus, the

         Company shall pay or cause to be paid to Executive on April 1, 2003 a bonus in respect to the 2002 calendar year ("Substitute 2002 Bonus") in such amount as determined by the Company in its discretion; provided, however, such Substitute 2002 Bonus shall be determined in a manner consistent with past bonus determinations made under the Prior Agreement.

              (b) During the Contract Term, Executive shall participate in the Company's Annual Incentive Plan, as in effect from time to time ("Annual Incentive Plan"), and shall be eligible to receive an annual bonus ("Annual Incentive Bonus") for each Fiscal Year ending during the Contract Term in accordance with the terms and conditions thereof and in such amount and payment terms as determined by the Company in its discretion. While it is understood that the Compensation Committee of the Board has sole power and authority to establish target performance goals and the target Annual Incentive Bonus pursuant to the Annual Incentive Plan, it is contemplated that the Annual Incentive Bonus payable (before adjustments, if any, by the Compensation Committee) upon attainment of maximum performance goals will be not less than 150% of Executive's Annual Base Salary.

                                   Article V.

                               STOCK OPTION GRANT

         5.1 Grant of Stock Options. The Company granted to Executive, Stock Options to purchase 200,000 shares of Common Stock (the "Initial Option") with an exercise price of $9.00 per share.

         5.2 Terms and Conditions of Options. The terms and conditions of the Initial Option shall be set forth in a grant agreement, provided that:

              (a) Subject to the requirements regarding continued employment and acceleration of vesting set forth in the grant agreement and this Agreement, the Initial Option shall become exercisable in equal annual installments of 33-1/3% on each of the three first anniversary dates of the grant date of the Initial Option.

              (b) The Initial Option shall be granted under the terms of the Salton, Inc. 2002 Stock Option Plan and/or another similar plan, and shall be subject to the terms of the plan or plans under which it is granted.

                                   Article VI.

                                 OTHER BENEFITS

         6.1 Incentive, Savings and Retirement Plans. In addition to Annual Base Salary and Annual Incentive Bonuses, the Executive shall be entitled to participate during the Contract Term in all incentives (including long-term incentives), savings and retirement plans, practices, policies and programs applicable to other peer executives of the Company (subject to the eligibility requirements of such plans), and other perquisites which are available to other executives of the Company or which hereafter are made available to other executive employees of the Company by the Board.

         6.2 Welfare Benefits. During the Contract Term, the Executive and/or the Executive's family, as the case may be, shall be eligible for participation in and shall receive all benefits under welfare benefit plans, practices, policies and programs provided by the Company (including, and without limitation, medical, prescription, dental, disability, salary continuance, employee life, group life, dependent life, accidental death and travel accident insurance plans and programs) applicable to other executive employees of the Company.

         6.3 Fringe Benefits. During the Contract Term, the Executive shall be entitled to fringe benefits applicable to other peer executives of the Company.

         6.4 Vacation. During the Contract Term, the Executive shall be entitled to paid vacation time in accordance with the plans, practices, policies, and programs applicable to other peer executives of the Company, but in no event shall such vacation time be less than four (4) weeks per calendar year. Any vacation not taken within three (3) months after the end of the calendar year shall be canceled and shall not accumulate to subsequent years unless the Compensation Committee for good business reasons determines otherwise.

         6.5 Expenses. During the Contract Term, the Executive shall be entitled to receive prompt reimbursement for all reasonable employment-related expenses incurred by the Executive upon the Company's receipt of accounting in accordance with practices, policies and procedures applicable to other executive employees of the Company.

         6.6 Office and Support Staff. During the Contract Term, the Executive shall be entitled to an office or offices of a size and with furnishings and other appointments, and to personal secretarial and other assistance, provided with respect to other executive employees of the Company.

         6.7 Tax Gross-Up Payment. In the event it shall be determined that any payment to the Executive pursuant to this Agreement or any other payment or benefit from the Company, any affiliate of the Company, any shareholder of the Company or any other person ("Potential Parachute Payment") is or would be subject to the excise tax imposed by Section 4999 of the Code or any similar tax payable under any federal, state, local or other law (collectively, the "Excise Tax"), then the Executive shall be entitled to receive a Tax Gross-Up Payment with respect to the Excise Tax. Notwithstanding any other provision of this
Section 6.7, if the aggregate amount of the Potential Parachute Payments that, but for this sentence of Section 6.7, would be payable to Executive, does not exceed 110% of Floor Amount (as defined below), then no Tax Gross-Up Payment shall be made to Executive and the aggregate amount of Potential Parachute Payments payable to Executive shall be reduced (but not below the Floor Amount) to the largest amount which would both (a) not cause any Excise Tax to be payable by Executive and (b) not cause any Potential Parachute Payments to become nondeductible by the Company by reason of Section 280G of the Code (or any successor provision). For purposes of the preceding sentence, "Floor Amount" means the greatest pre-tax amount of Potential Parachute Payments that could be paid to Executive without causing Executive to become liable for any Excise Taxes in connection therewith.

                                  Article VII.

                              TERMINATION BENEFITS

         7.1 Termination of Employment for Cause or Other Than for Good Reason. If, before the end of the Contract Term, the Company terminates the Executive's employment for Cause or the Executive terminates employment other than for Good Reason, death or Disability, the Company's sole obligations to Executive under Articles IV, V and VI and the Annual Incentive Plan shall be as set forth in this Section 7.1. The Company shall pay immediately after the Date of Termination to the Executive an amount equal to the sum of (a) the Executive's Accrued Annual Base Salary and (b) his Accrued Annual Incentive Bonus. Executive shall forfeit all unvested Stock Options. The Company may not terminate the Executive's employment for Cause unless:

              (a) no fewer than sixty (60) days prior to the Date of Termination, the Company provides the Executive with written notice of its intent to consider termination of the Executive's employment for Cause, including a detailed description of the specific reasons which form the basis for such consideration (the "Notice of Consideration");

              (b) if, after providing Notice of Consideration, the Board by three-quarters (3/4) majority (excepting Executive if Executive is a member of the Board, and any other member of the Board alleged to be involved in the events leading the Board to consider terminating the Executive for Cause) so determines, the Board may suspend Executive with pay until a final determination pursuant to this Section 7.1 has been made;

              (c) for a period ending thirty (30) days after the date Notice of Consideration is provided, the Executive shall have an opportunity to appear before the Board, with or without legal representation, at the Executive's election, to present arguments on his own behalf;

              (d) following the presentation to the Board as provided in (c) above, the Executive shall be terminated for Cause only if (i) the members of the Board by three-quarters (3/4) majority (excepting Executive if Executive is a member of the Board, and any other member of the Board alleged to be involved in the events leading the Board to terminate the Executive for Cause) determines that the actions of the Executive constituted Cause and that the Executive's employment should accordingly be terminated for Cause; and (ii) the Board provides the Executive with a written determination setting forth in full specificity the basis of such termination of employment which shall be consistent with the reasons set forth in the Notice of Consideration; and

              (e) the Company shall provide the Executive with not less than thirty (30) days advance written notice of termination, including a statement of the Date of Termination and the specific detailed basis for such termination which shall be consistent with the reasons set forth in the Notice of Consideration.

         If Executive is terminated by the Company without full compliance with the substantive and procedural requirements of this Section 7.1 prior to the termination, the termination shall be deemed a Termination Without Cause for all purposes of the Agreement.

         7.2 Termination of Employment for Death or Disability. If, before the end of the Contract Term, the Executive's employment terminates due to death or Disability, the Company's sole obligations to Executive under Articles IV, V and VI and the Annual Incentive Plan shall be as set forth in this Section 7.2. The Company shall pay to the Executive, the beneficiaries designated in writing by the Executive, or the Executive's estate, as the case may be, the following amounts: (a) immediately after the Date of Termination an amount which is equal to the sum of (i) the Executive's Accrued Annual Base Salary as of the Date of Termination, and (ii) the Executive's Accrued Annual Incentive Bonus which is unpaid as of the Date of Termination; and (b) at the same time as Annual Incentive Bonuses are or would normally be paid under the Annual Incentive Plan for the Performance Period containing the Date of Termination, the Executive's Prorata Annual Incentive Bonus.

         7.3 Termination of Employment By The Company Without Cause Or By the Executive for Good Reason. If, other than during the two-year period following a Change in Control, there is a Termination of Employment Without Cause or a Termination of Employment by the Executive for Good Reason, the Company's sole obligations to Executive under Articles IV, V and VI and the Annual Incentive Plan shall be as set forth in this Section 7.3. The Executive shall receive the following:

              (a) Accrued Obligations. Immediately after the Date of Termination in a lump-sum in immediately available funds, an amount equal to the sum of (i) the Executive's Accrued Annual Base Salary, and
         (ii) any Accrued Annual Incentive Bonus;

              (b) Annual Incentive for Year of Termination. At the same time as Annual Incentive Bonuses are or would normally be paid under the Annual Incentive Plan for the Performance Period containing the Date of Termination, in immediately available funds, the Executive's Prorata Annual Incentive Bonus;

              (c) Severance. Immediately after the Date of Termination in a lump-sum in immediately available funds, an amount equal to the greater of (i) sum of the Annual Base Salary and the Target Bonus or (ii) the product of (A) the number of years (stated as whole and fractional years) remaining in the Contract Term as of the Date of Termination, multiplied by (B) the sum of the Annual Base Salary and the Target Bonus;

              (d) Unvested Benefits. Immediately after the Date of Termination in a lump-sum in immediately available funds, the total amount (if any) of the Executive's unvested benefits under any Company sponsored plan or program which is forfeited on account of the Executive's employment being terminated;

              (e) Restricted Stock. All forfeiture conditions that as of the Date of Termination are applicable to any deferred stock unit, restricted stock or restricted share units awarded to Executive by the Company ("Restricted Stock") shall lapse immediately and all such awards will become fully vested, and within thirty (30) business days after the Date of Termination, the Company shall deliver to Executive all of such shares thereafter held by or on behalf of the Company.

              (f) Continuation of Welfare Benefits. During the greater of (i) the one-year period following the Date of Termination or (ii) the number of years (stated as whole and fractional years) remaining in the Contract Term as of the Date of Termination (and continuing in either case through such later date as any welfare plan specified in Section
         6.2 may provide) ("Extension Period"), the Company shall continue to provide (or shall cause the continued provision) to Executive and Executive's family welfare benefits (or, if not available, the economic equivalent of the benefits) under the welfare plans specified in
         Section 6.2 to the same extent as if Executive had remained employed during the Extension Period. Such provision of welfare benefits shall be subject to the following:

              (i) In determining benefits applicable under such welfare plans provided in Section 6.2, the Executive's annual compensation attributable to base salary and incentives for any plan year or calendar year, as applicable, shall be deemed to be not less than the Executive's Annual Base Salary and Annual Incentive Bonus.

              (ii) The cost of such welfare benefits to Executive and family under this Section 7.3(f) shall not exceed the cost of such benefits to peer executives who are actively employed after the Date of Termination.

              (iii) Executive's rights under this Section 7.3(f) shall be in lieu of any post-termination continuation coverage or conversion rights Executive may have pursuant to applicable law, including, without limitation, continuation coverage required by Section 4980B of the Code.

         7.4 Termination Benefits upon a Change in Control. If, during the two-year period following a Change in Control, there is a Termination of Employment Without Cause or a Termination of Employment by the Executive for Good Reason, the Company's sole obligations to Executive under Articles IV, V and VI and the Annual Incentive Plan shall be as set forth in this Section 7.4. Executive shall receive the following:

              (a) Accrued Obligations. Immediately after the Date of Termination in a lump-sum in immediately available funds, an amount equal to the sum of (i) the Executive's Accrued Annual Base Salary, and
         (ii) any Accrued Annual Incentive Bonus;

              (b) Full Annual Incentive for Year of Termination. Immediately after the Date of Termination in a lump-sum in immediately available funds the greater of (i) Executive's Target Bonus, or (ii) the actual Annual Incentive Bonus paid or payable to Executive in respect of the Fiscal Year ended on or before the Date of Termination;

              (c) Severance. Immediately after the Date of Termination in a lump-sum in immediately available funds, an amount equal to two (2) times the sum of (i) Annual Base Salary and (ii) the greater of (x) Executive's Target Bonus and (y) the actual Annual

         Incentive Bonus paid or payable to Executive in respect of the Fiscal Year ended on or before the Date of Termination;

              (d) Unvested Benefits. Immediately after the Date of Termination in a lump-sum in immediately available funds, the total amount (if any) of the Executive's unvested benefits under any Company sponsored plan or program which is forfeited on account of the Executive's employment being terminated;

              (e) SERP. The Company shall pay to Executive his lump-sum value under the Company's Supplemental Executive Retirement Plan ("SERP") pursuant to the lump-sum payment terms of the SERP.

              (f) Stock Options. Each of Executive's Stock Options, stock appreciation rights or similar incentive awards shall (i) become fully vested, and (ii) remain exercisable as provided in the option grant agreement.

              (g) Restricted Stock. All forfeiture conditions that as of the Date of Termination are applicable to any deferred stock unit, restricted stock or restricted share units awarded to Executive by the Company ("Restricted Stock") shall lapse immediately and all such awards will become fully vested, and within ten (10) business days after the Date of Termination, the Company shall deliver to Executive all of such shares thereafter held by or on behalf of the Company.

              (h) Continuation of Welfare Benefits. During the three-year period following the Date of Termination (and continuing through such later date as any welfare plan specified in Section 6.2 may provide), the Company shall continue to provide (or shall cause the continued provision) to Executive and Executive's family welfare benefits (or, if not available, the economic equivalent of the benefits) under the welfare plans specified in Section 6.2 to the same extent as if Executive had remained employed during such three-year period. Such provision of welfare benefits shall be subject to the following:

              (i) In determining benefits applicable under such welfare plans provided in Section 6.2, the Executive's annual compensation attributable to base salary and incentives for any plan year or calendar year, as applicable, shall be deemed to be not less than the Executive's Annual Base Salary and Annual Incentive Bonus.

              (ii) The cost of such welfare benefits to Executive and family under this Section 7.4(h) shall not exceed the cost of such benefits to peer executives who are actively employed after the Date of Termination.

              (iii) Executive's rights under this Section 7.4(h) shall be in addition to and not in lieu of any post-termination continuation coverage or conversion rights Executive may have pursuant to applicable law, including, without limitation, continuation coverage required by Section 4980B of the Code.

         7.5 Other Termination Benefits. In addition to any amounts or benefits payable upon termination of employment hereunder and except as otherwise provided herein, the Executive shall be entitled to any payments or benefits explicitly provided hereunder or under the terms of any plan, policy or program of the Company or as otherwise required by applicable law.

         7.6 Waiver and Release. Notwithstanding anything herein to the contrary, the Company shall have no obligation to Executive under Articles VI or VII unless and until Executive executes a release and waiver of Company and its Affiliates, in such form as is mutually acceptable.

                                  Article VIII.

                              RESTRICTIVE COVENANTS

         8.1 Non-Solicitation of Employees; Confidentiality; Non-Competition. The Executive covenants and agrees that at no time during the Executive's employment by the Company nor during the eighteen (18) month period immediately following any Termination of Employment will the Executive (i) directly or indirectly employ or seek to employ any person or entity employed at that time by the Company or otherwise encourage or entice any such person or entity to leave such employment; (ii) become employed by, enter into a consulting arrangement with or otherwise agree to perform personal services for a Competitor (as defined below); (iii) acquire an ownership interest in a Competitor (excluding an investment which represents 3% or less of the aggregate market value of the outstanding capital stock of a publicly traded Competitor); or (iv) solicit any customers or vendors of the Company on behalf of or for the benefit of a Competitor. Executive further covenants and agrees that at no time during the Executive's employment by the Company nor at any time following Termination of Employment with the Company will the Executive communicate, furnish, divulge or disclose in any manner to any person or entity confidential business information or trade secrets of the Company, without the prior express written consent of the Company. For purposes of this Section 8.1, "Competitor" means any entity which engages in the design or distribution to department stores, mass-merchandisers or catalogue vendors of household products which directly compete with those sold by the Company.

         8.2  Share Holding Restrictions.

              (a) Current Shares and Rights. Subject to Section 8.2(c), Executive hereby covenants and agrees that he will not dispose of, pledge, sell or transfer, at any time during the two (2) year period following the date of this Agreement, without the prior approval of a majority of the non-employee directors of the Company (within the meaning of Rule 16b-3 under the 1934 Act) ("Non-employee Directors"), any shares of Common Stock of which Executive is beneficial owner (including, but not limited to, all shares of Common Stock underlying any options to purchase shares of Common Stock) as of the date hereof (but excluding the Initial Option), regardless of how Executive obtained such beneficial ownership of shares of Common Stock (or shares of Common Stock underlying options).

              (b) Future Shares and Rights. Subject to Section 8.2(c), Executive hereby covenants and agrees that he will not dispose of, pledge, sell or transfer, at any time during the Initial Term, without the prior approval of a majority of the Non-employee Directors any shares of Common Stock of which Executive becomes beneficial owner during the Initial Term as a result of direct issuance of shares by the Company or upon exercise of the Initial Option or any options to purchase shares of Common Stock granted after the Initial Option.

              (c) Exceptions. Notwithstanding the foregoing holding restrictions in Section 8.2(a) and (b), Executive may make the following transfers and sales without prior approval of the Non-employee Directors:

              (i) Upon exercise of an option to purchase shares of Common Stock, Executive may sell sufficient shares of Common Stock obtained via exercise of such option to cover the federal and state tax liability with respect to such option exercise; and

              (ii) The sale of up to 75,000 shares of Common Stock in accordance with the Company's insider trading policies between the first and second anniversaries of the date of this Agreement; and

              (iii) Executive may transfer shares of Common Stock (and, to the extent allowable by applicable plan documents and grant agreements, options to purchase shares of Common Stock) to any "Family Member" (as defined below), but only if such shares (and, to the extent applicable, options) remain subject to the same holding restrictions set forth in
                    Section 8.2(a) and (b).

         For purposes of this Section 8.2, "Family Member" includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing Executive's household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or Executive) control the management of assets, and any other entity in which these persons (or Executive) own more than fifty percent of the voting interests.

         8.3 Injunction. The Executive acknowledges that the Company relies on the provisions of this Article VIII and that monetary damages will not be an adequate remedy to a breach of this Article, and that it would be impossible for the Company to measure damages in the event of such a breach. Therefore, the Executive agrees that, in addition to other rights that the Company may have, the Company is entitled to an injunction preventing the Executive from doing any act that would be in breach of this Article VIII.

                                   Article IX.

                                  MISCELLANEOUS

         9.1 Full Settlement. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any circumstances, including without limitation, set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive or others provided, however, that if the Company causes the Executive to have a Termination of Employment for Cause pursuant to this Agreement on account of theft or embezzlement, the Company may offset against the amounts due under this Agreement the amounts taken from the Company by the Executive through theft or embezzlement. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement, nor shall the amount of any payment hereunder be reduced, except as otherwise specifically provided herein, by any compensation earned by the Executive as result of employment by another employer.

         9.2  Enforcement.

              (a) If the Executive incurs legal or other fees and expenses in an effort to establish entitlement to fees and benefits under this Agreement, the Company shall reimburse the Executive for such fees and expenses only if Executive prevails (after exhaustion of all available judicial remedies) in such effort and a Tax Gross-Up Payment on Taxes incurred with respect to amounts paid pursuant to this Section 9.2.

              (b) The Company shall provide reimbursement of fees and expenses, as described in paragraph (a) above, to Executive only after Executive prevails (after exhaustion of all available judicial remedies) and upon the Executive's written submission of a request for reimbursement together with proof that the fees and expenses were incurred.

              (c) If the Company fails to pay any amount provided under this Agreement when due, the Company shall pay interest on such amount at a rate equal to (i) the rate of interest on the Company's revolving credit charged by the Company's principal lender plus two percent (2%), or (ii) in the absence of such revolving credit, 200 basis points over the prime commercial lending rate announced by the LaSalle National Bank on the date such amount is due or, if no such rate shall be announced on such date, the immediately prior date on which the LaSalle National Bank announced such a rate.

         9.3 Assignment, Successors. The Company may freely assign its respective rights and obligations under this Agreement to a successor of the Company's business, without the prior written consent of the Executive. This Agreement shall be binding upon and inure to the benefit of the Executive and the Executive's estate and the Company and any assignee of or successor to the Company.

         9.4 Beneficiary. If the Executive dies prior to receiving all of the salary and bonus payable hereunder pursuant to Article IV or exercising his Stock Options, or otherwise provided under the terms and conditions of the Company's other benefit plans, programs or policies, such salary and bonus shall be paid in a lump-sum payment to and the Stock Options may be exercised by the beneficiary ("Beneficiary") designated by the Executive in writing to the Company during the Executive's lifetime, which the Executive may change from time to time by new designation filed in like manner without the consent of any Beneficiary; or if no such Beneficiary is designated, to the Executive's estate.

         9.5 Nonalienation of Benefits. Benefits payable under this Agreement shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution or levy of any kind, either voluntary or involuntary, prior to actually being received by the Executive, and any such attempt to dispose of any right to benefits payable hereunder shall be void.

         9.6 Severability. If all or any part of this Agreement is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not serve to invalidate any portion of this Agreement not declared to be unlawful or invalid. Any paragraph or part of a paragraph so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such paragraph or part of a paragraph to the fullest extent possible while remaining lawful and valid.

         9.7 Amendment and Waiver. This Agreement shall not be altered, amended or modified except by written instrument executed by the Company and Executive. A waiver of any term, covenant, agreement or condition contained in this Agreement shall not be deemed a waiver of any other term, covenant, agreement or condition, and any waiver of any default in any such term, covenant, agreement or condition shall not be deemed a waiver of any later default thereof or of any other term, covenant, agreement or condition.

         9.8 Notices. All notices and other communications hereunder shall be in writing and delivered by hand or by first class registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

         If to the Company:        Salton, Inc.
                                   1955 West Field Court
                                   Lake Forest, IL 60045


         If to the Executive:      William B. Rue


Either party may from time to time designate a new address by notice given in accordance with this Section. Notice and communications shall be effective when actually received by the addressee.

         9.9 Counterpart Originals. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

         9.10 Entire Agreement. This Agreement forms the entire agreement between the parties hereto with respect to any severance payment and with respect to the subject matter contained in the Agreement.

         9.11 Effect on Other Agreements. This Agreement shall supersede all prior agreements, promises and representations regarding severance or other payments contingent upon termination of employment, whether in writing or otherwise.

         9.12 Applicable Law. The provisions of this Agreement shall be interpreted and construed in accordance with the laws of the State of Illinois, without regard to its choice of law principles.

         9.13 Survival of Executive's Rights. All of the Executive's rights hereunder, including but not limited to his rights to compensation and benefits, and his obligations under Section 8.1 hereof, shall survive the termination of the Executive's employment and/or the termination of this Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement on October 23, 2002.

                                        SALTON, INC.

                                        /s/ Marc Levenstein
                                        ----------------------------------
                                        By:
                                        Its:




                                        /s/ William B. Rue
                                        ----------------------------------
                                        WILLIAM B. RUE